Strictly Private and Confidential

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Project Pyramid

Presentation To The Board Of Directors

[ROTHSCHILD LOGO]

April 21, 2003

Contents

Section		Page
1.	Transaction Overview	1
2.	Overview of Pyramid	6
3.	Pyramid Financial Analysis	14

Appendix
A	Weighted Average Cost of Capital

The accompanying material was compiled on a confidential basis in support of a fairness opinion provided to the Board of Directors of Pyramid (the “Company” or “Pyramid”) solely for the use of the Board of Directors with regard to the transaction referred to herein and not with a view to public disclosure or filing thereof without the prior written approval of Rothschild Inc. (“Rothschild”). Neither Rothschild nor any of its officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any of the materials set forth herein. This material is not intended to provide the sole basis for evaluating the transaction, does not purport to contain all information that may be required and should not be considered a recommendation with respect to the transaction.  Nothing contained in the accompanying materials is, or shall be relied upon as, a promise or representation as to the past, the present or the future.

It should be understood that any valuations and/or estimates or projections contained in the accompanying materials were prepared or derived from information supplied by the Company or derived from public sources, without the assumption by Rothschild of responsibility for any independent verification, and involve numerous and significant subjective determinations, which may or may not be correct. Accordingly, no representation or warranty can be made or is made by Rothschild as to the accuracy or achievability of any such valuations and/or estimates or projections.

Transaction Overview

I. Transaction Overview

Summary Transaction Terms

Form / Structure	•	Acquisition of 100% of the outstanding common stock of Pyramid through the merger of Pyramid and an entity formed by Leonard Green & Partners, L.P. (“Leonard Green”)

Consideration	•	Each outstanding share of Pyramid common stock will be converted into the right to receive $6.57 in cash

	•	Pyramid “in-the-money” options to be cashed out at spread to $6.57

Other Payments	•

Pyramid 4.1% Convertible Subordinated Notes (“Convertible Notes”) to receive $6.57 in cash, based upon common stock into which Convertible Notes may convert (1.386 million shares at a conversion price of $4.42)

Accounting Treatment	•	Purchase accounting

Tax Treatment	•	Taxable to Pyramid stockholders

Value	•	Total equity value of $75.9 million (net of option proceeds), total enterprise value of $134.2 million (1) and an adjusted enterprise value of $144.6 million (2)

• Represents 42.8% premium to closing price of Pyramid common stock of $4.60 on April 17, 2003

(1) Enterprise value defined as equity value plus total net debt including accrued interest

(2) Adjusted enterprise value defined as the enterprise value plus $10.4 million of Pyramid cost and expenses paid by acquiror

I. Transaction Overview

Summary Transaction Terms

Termination Fee	•	$3.5 million in cash plus reasonable out-of-pocket fees and expenses not to exceed $1.75 million

Key Termination Rights	•	Fiduciary out for Pyramid’s Board of Directors

	•	Drop dead date of November 15, 2003

	•	No financing out

Voting Agreements	•	Officers, directors and key stockholders (representing more than approximately 47% of Pyramid’s outstanding common stock) agree to vote in favor of the transaction

Contribution Agreements	•	Certain members of Pyramid management will exchange a portion of their shares of Pyramid common stock or Pyramid options for shares of acquiror’s common stock or options

Key Closing Conditions	•	Government and third party approvals (including HSR)

	•	Pyramid stockholder approval

	•	No material adverse effect at Pyramid

	•	Dissenting shares not to exceed 15%

	•	At least 51% of the 10.5% Senior Notes due 2007 (the “Senior Notes”) tendered pursuant to Notes Tender Offer

I. Transaction Overview

Process Summary

•         Pyramid Special Committee of Independent Directors retained Rothschild to solicit third party indications of interest

Eighteen (18) potential buyers contacted (twelve (12) financial, six (6) strategic)

Eleven (11) potential buyers signed Confidentiality Agreements and received summary marketing information

Management presentations, data room visits and High School
Division National Championships in Orlando, FL

Received non- binding indications of
interest from seven (7) potential
financial buyers

Received four (4) “final and best” offers

Board of Directors of Pyramid
 chose to move forward with
Leonard Green

I. Transaction Overview

Key Transaction Statistics

($ in millions except per share)

Price Per Common Share	$6.57
Total Diluted Shares Outstanding (1)	12.66
Implied Equity Value	$83.2
Plus: Total Debt (including accrued interest) (2)	69.4
Less: Total Cash (2)	(11.1)
Less: Option Proceeds (1)	(7.3)
Total Enterprise Value	$134.2
Deal / Capital Structure Expenses Paid by Acquiror (3)	10.4
Adjusted Enterprise Value	$144.6

Total Enterprise Value as a Multiple of:

		Statistic	Multiple
Revenues	2002A	$156.4	0.86x
	2003E	$170.5	0.79x
EBITDA	2002A	$19.0	7.1x
	2003E	$21.6	6.2x
EBIT	2002A	$17.1	7.9x
	2003E	$19.4	6.9x

Equity Value (net of option proceeds) as a Multiple of:

	Statistic	Multiple
Net Income (assuming conversion of convertible debt):
2002A Net Income (4)	$5.8	13.2x
2003E Net Income	$7.2	10.5x

Premium / (Discount) to:
52-Week High ($5.00)	52-Week Low ($2.40)
31.4%	173.8%

Adjusted Enterprise Value as a Multiple of:

		Statistic	Multiple
Revenues	2002A	$156.4	0.92x
	2003E	$170.5	0.85x
EBITDA	2002A	$19.0	7.6x
	2003E	$21.6	6.7x
EBIT	2002A	$17.1	8.5x
	2003E	$19.4	7.5x

Source of  financial data: Pyramid management

(1)  Based on 9.6 million primary common shares outstanding, 1.7 million options at a weighted average strike price of $4.35 per share and 1.4 million shares related to convertible debt at a strike price of $4.42 per share (per Pyramid management)

(2)  Total debt of $66.0 million and accrued interest of $3.4 million at December 31, 2002.  Total cash of $11.1 million as of March 25, 2003 (per Pyramid management)

(3)  $10.4 million of Deal / Capital Structure Expenses includes: $1.4 million employee change of control  payments, $2.0 million transaction fees, $0.9 million tail D&O insurance, $3.5 million call premium on Senior Notes, $2.5 million in employee bonuses / transaction success fees and $0.2 million in other transaction related expenses (numbers do not add due to rounding)

(4)  Based on a normalized tax rate of 39.0%

Overview of Pyramid

II. Overview of Pyramid

Business

•         Under Pyramid’s many brands, the best known of which are Varsity Spirit Fashions and Universal Cheerleaders Association, the Company is:

•       The largest designer, marketer and supplier of cheerleader and dance team uniforms and accessories;

•       The largest operator of cheerleading and dance team training camps and clinics;

•       A leading organizer of special events including producing various nationally televised and regional cheerleading and dance championships in the U.S. and performance events in the U.S. and Europe;

•         A major organizer of studio dance conventions and competitions;

•         A producer of studio dance apparel for studio dance competitions; and

•       A licensee of “Select” soccer apparel and accessories

II. Overview of Pyramid

Business Segments

[GRAPHIC OMITTED]

Varsity Brands

	Uniforms			Camps
	and Accessories			and Events
	60% of 2002			40% of 2002
	Total Revenue			Total Revenue
	|			|
|	|	|	|	|	|	|
Varsity	Camp &	Co.	Universal	United	Intropa	Co. Dance
Spirit	Event	Dance	Cheer &	Spirit	Tours	Conventions
Fashions	Merchandising	Apparel	Dance	Association		&
			Association			Competitions

Source: Pyramid management

II. Overview of Pyramid

Summary Income Statement 1998-2007P

($ in millions)

	Year Ended December 31,
	Historical (1) (2)					Projected					CAGR
	1998	1999	2000	2001	2002A	2003P	2004P	2005P	2006P	2007P	‘02 — ‘07
Uniforms and Accessories	$63.5	$69.2	$79.2	$88.1	$93.8	$100.8	$108.1	$116.2	$124.9	$134.3	7.4%
Camps and Events	48.7	51.1	56.9	59.4	62.5	68.2	73.0	78.1	83.6	89.4	7.4%
Soccer	0.0	0.0	0.0	0.0	0.0	1.5	2.7	4.7	8.3	10.3	NM
Total Net Sales:	$112.2	$120.3	$136.0	$147.5	$156.4	$170.5	$183.8	$199.0	$216.8	$234.0	8.4%
Gross Profit	44.3	48.6	54.7	60.6	64.5	71.1	77.1	84.3	92.7	100.2	9.2%
EBITDA	9.3	12.4	16.2	18.0	19.0	21.6	24.4	28.0	32.5	36.0	13.6%
EBIT	5.7	8.8	12.5	14.0	17.1	19.4	22.1	25.7	30.3	33.7	14.6%
EBT	NA	NA	NA	NA	9.2	11.5	14.6	18.2	22.8	29.5	26.3%
Net Income (3)	NA	NA	NA	NA	5.6	7.0	8.9	11.1	13.9	18.0	26.3%

% Margin
Gross Profit	39.5%	40.4%	40.2%	41.1%	41.2%	41.7%	42.0%	42.3%	42.8%	42.8%
EBITDA	8.3%	10.3%	11.9%	12.2%	12.2%	12.7%	13.3%	14.1%	15.0%	15.4%
EBIT	5.1%	7.3%	9.2%	9.5%	10.9%	11.4%	12.0%	12.9%	14.0%	14.4%
Net Income	NA	NA	NA	NA	3.6%	4.1%	4.9%	5.6%	6.4%	7.7%

% Growth
Net Sales	NA	7.2%	13.1%	8.5%	6.0%	9.0%	7.8%	8.3%	8.9%	8.0%
EBITDA	NA	33.1%	31.3%	11.0%	5.4%	13.7%	12.8%	14.7%	16.2%	10.7%
EBIT	NA	54.3%	42.6%	11.5%	22.2%	13.4%	14.3%	16.2%	17.6%	11.5%
Net Income	NA	NA	NA	NA	NA	25.6%	26.9%	24.5%	24.9%	29.5%

Source: Pyramid management

(1)    In June 2001, Pyramid completed the sale of its Riddell Group Division. The historical financial results reflect the Company’s income from continuing operations, exclusive of the  discontinued operations of the Riddell Group Division and the Umbro Division

(2)    Income statement data marked “NA” is not available on a pro forma basis for the Riddell transaction

(3)    2002 net income is based on a normalized tax rate of 39%

II. Overview of Pyramid

Selected Balance Sheet Data 2002A-2007P

($ in millions)

	Year Ended December 31,
	Historical	Projected
	2002A	2003P	2004P	2005P	2006P	2007P (1)
Assets
Cash	$18.8	$23.9	$29.0	$40.5	$55.2	$3.4
Accounts Receivable/Deferred Sales	12.3	12.4	13.3	14.3	14.9	16.0
Inventory	7.8	8.5	9.1	9.9	10.7	11.5
Prepaid Expenses	4.3	4.6	4.8	4.9	4.9	5.2
Other Current Assets	0.0	0.0	0.0	0.0	0.0	0.0
Total Current Assets	43.3	49.4	56.2	69.7	85.7	36.1
PP&E, Net	3.5	3.0	2.6	2.2	1.7	1.3
Intangibles / Goodwill	72.8	72.8	72.8	72.8	72.8	72.8
Total Assets	$119.6	$125.3	$131.6	$144.7	$160.3	$110.2
Liabilities and Equity
Accounts Payable	$5.2	$5.7	$6.1	$7.5	$8.0	$8.6
Compensation Payable	1.3	1.0	1.1	1.3	1.5	1.7
Deferred Revenue	7.3	7.7	7.8	8.0	8.7	9.1
Other Current Liabilities	2.4	2.7	2.8	3.0	3.5	3.6
Total Current Liabilities	16.2	17.1	17.8	19.8	21.6	23.0
Long Term Debt	66.0	66.0	66.0	66.0	66.0	0.0
Subordinated Debt	6.1	3.5	0.3	0.2	0.1	0.0
Accrued Interest	3.4	3.7	3.8	3.8	3.8	0.5
Total Liabilities	91.8	90.4	87.9	89.8	91.5	23.5
Total Shareholders’ Equity	27.8	34.8	43.8	54.9	68.8	86.8
Total Liabilities and Equity	$119.6	$125.3	$131.6	$144.7	$160.3	$110.2

Source: Pyramid management

(1)    Assumes repayment of $66.0 million of Pyramid Senior Notes

II. Overview of Pyramid

Stock Ownership

(As of March 31, 2003)

Description	Shares	Options	Convertible	Total	% of Total
Directors and Officers
Jeff Webb	866,127	467,760		1,333,887	10.5%
Leonard Toboroff	1,281,085	52,500		1,333,585	10.5%
Art Seessel	0	37,500		37,500	0.3%
Bo Schembechler	15,000	52,500		67,500	0.5%
Robert Nederlander	1,229,710	52,500		1,282,210	10.1%
Jack McConnaughy	1,016,437	52,500		1,068,937	8.4%
Don Kornstein	22,437	52,500		74,937	0.6%
John Nichols	0	68,500		68,500	0.5%
David Groelinger	8,500	115,000		123,500	1.0%
Kline Boyd	32,995	114,990		147,985	1.2%
Greg Webb	64,617	100,225		164,842	1.3%
Kris Shepherd	50,449	69,475		119,924	0.9%
Total Directors and Officers	4,587,357	1,235,950		5,823,307	46.0%

Institutional and Other
Institutions	2,194,793	0	0	2,194,793	17.3%
David Mauer	108,145	0	0	108,145	0.9%
Angelo Gordon	0	0	1,385,747	1,385,747	10.9%
All Other Varsity Employees	0	446,075	0	446,075	3.5%
Other	2,701,955	0	0	2,701,955	21.3%
Total Institutional and Other	5,004,893	446,075	1,385,747	6,836,715	54.0%
Total Shares	9,592,250	1,682,025	1,385,747	12,660,022	100.0%

Source: Pyramid management

II. Overview of Pyramid

One Year Stock Price Performance

[CHART OMITTED]

Source: Factset

II. Overview of Pyramid

Stock Price Performance Since Sale of Riddell Group Division (June 2001)

[CHART OMITTED]

Source: Factset

Pyramid Financial Analysis

III. Pyramid Financial Analysis

Valuation Methodologies

[GRAPHIC OMITTED]

Market Price Analysis

  Review moving average common share prices of Pyramid over time including the last year

Selected Public Companies Analysis

  Identify public companies that generally have similar operating and financial characteristics to Pyramid
  Calculate implied revenue, EBITDA, EBIT and P/E valuation multiples
  Calculate implied Pyramid values based upon selected public company multiples and Pyramid financial statistics

Selected Precedent Transactions Analysis

  Identify and analyze recent relevant public transactions
  Calculate implied revenue, EBITDA and EBIT valuation multiples
  Calculate implied Pyramid values based upon precedent transaction multiples and Pyramid financial statistics

Discounted Cash Flow (DCF) Approach

  Review historical financials
  Review cash flow projections for Pyramid based on management projections and management projection sensitivities
  Calculate estimated present value of unlevered, after-tax free cash flows of Pyramid

Selected Premiums Paid Analysis

  Identify and analyze recent premiums paid in public transactions (excluding technology, telecom and financial institutions) valued between $100 million - $200 million of enterprise value
  Calculate average premiums paid in transactions analyzed over historical common stock trading prices of target company

III. Pyramid Financial Analysis

Valuation Summary

Per Share (1) $

	Merger Consideration $6.57

Market Price Analysis
(52-Week High and Low)	$2.40 -	$5.00

Selected Public Companies
Analysis	$4.15 -	$7.25

Selected Precedent
Transactions Analysis	$5.25 -	$10.00

Discounted Cash Flow Analysis	$4.75 -	$8.85

Selected Premiums Paid Analysis	$5.80 -	$6.60

(1)    Based on treasury stock method — 9.6 million primary common shares outstanding, 1.7 million options at a weighted average strike price of $4.35 per share and 1.4 million shares related to convertible debt at a strike price of $4.42 per share (per Pyramid management)

III. Pyramid Financial Analysis

Market Price Analysis

Historical Stock Price Performance — Last Twelve Months

[CHART OMITTED]

		Merger Consideration of $6.57
	Stock Price	Premium (Discount)

Current (4/17/03)	$4.60	42.8%
Three month average	$4.32	52.0%
Six month average	$4.24	54.8%
One year average	$4.21	55.9%

Source: Factset

III. Pyramid Financial Analysis

Valuation Summary

($ in millions except per share)

Methodology	Pyramid Financial Results (1)	Selected Multiples			Implied Enterprise Reference Range			Implied Equity Reference Range(2)			Implied Per Share Reference Range(3)

Selected Public Companies

2002 Revenue	$156.4	0.45x	-	0.85x	$70.4	-	$132.9	$6.0	-	$74.6	$0.62	-	$6.47
2003E Revenue	$170.5	0.40x	-	0.75x	$68.2	-	$127.9	$3.8	-	$69.6	$0.40	-	$6.08

2002 EBITDA	$19.0	4.5x	-	7.0x	$85.5	-	$133.1	$21.1	-	$74.8	$2.20	-	$6.48
2003E EBITDA	$21.6	4.0x	-	6.0x	$86.4	-	$129.7	$22.0	-	$71.4	$2.30	-	$6.21

2002 EBIT	$17.1	6.5x	-	9.5x	$111.1	-	$162.4	$52.8	-	$104.1	$4.75	-	$8.80
2003E EBIT	$19.4	5.5x	-	7.5x	$106.6	-	$145.4	$48.3	-	$87.1	$4.42	-	$7.45

2002 Net Income (4) (5)	$5.8	10.5x	-	14.5x	$118.8	-	$141.8	$60.5	-	$83.5	$5.36	-	$7.18
2003E Net Income (4)	$7.2	9.0x	-	12.5x	$123.1	-	$148.3	$64.8	-	$90.0	$5.69	-	$7.68

Selected Precedent Transactions

2002 Revenue	$156.4	0.70x	-	1.25x	$109.5	-	$195.5	$51.2	-	$137.2	$4.62	-	$11.42
2002 EBITDA	$19.0	5.0x	-	8.0x	$95.0	-	$152.1	$36.7	-	$93.8	$3.83	-	$7.99
2002 EBIT	$17.1	8.0x	-	12.0x	$136.7	-	$205.1	$78.4	-	$146.8	$6.77	-	$12.17

(1)	Per Pyramid management
(2)	Equity value based upon enterprise value less net debt of $58.3 million (including accrued interest)
(3)

Based on treasury stock method — 9.6 million primary common shares outstanding, 1.7 million options at a weighted average strike price of $4.35 per share and 1.4 million shares related to convertible debt at a strike price of $4.42 per share (per Pyramid management)

(4)	2002 and 2003E net income assumes conversion of convertible debt
(5)	Based on a normalized tax rate of 39.0%

III. Pyramid Financial Analysis

Selected Public Companies Analysis - Market Statistics

($ in millions, except per share data)

				Firm Value / Revenues (3)			Firm Value / EBITDA (3)
Company	Share Price (1)	Equity Value	Firm Value (2)	2002A	2003E	2004E	2002A	2003E	2004E
Apparel / Footwear
Ashworth, Inc.	$5.94	$77.6	$97.3	0.76x	0.66x	N.A.	7.0x	5.6x	N.A.
Nike, Inc.	52.30	13,906.9	14,348.7	1.45x	1.36x	1.28x	10.7x	9.8x	9.2x
Reebok International Ltd.	31.83	1,933.6	1,663.7	0.53x	0.50x	0.48x	6.6x	6.1x	5.4x
Russell Corporation	18.16	585.0	793.6	0.68x	0.65x	N.A.	5.3x	4.9x	N.A.
Vans, Inc.	4.50	81.0	29.1	0.08x	0.09x	0.08x	1.4x	2.2x	1.4x
V.F. Corporation	38.97	4,268.0	4,472.5	0.88x	0.87x	0.84x	5.9x	5.8x	5.6x

Sporting Retailers
Alloy, Inc.	5.89	232.8	231.7	0.77x	0.62x	N.A.	7.3x	5.7x	N.A.
Foot Locker, Inc.	10.37	1,462.3	1,462.3	0.32x	0.30x	N.A.	3.5x	3.0x	N.A.
Pyramid (6)	$4.60	$50.9	$109.2	0.70x	0.64x	0.60x	5.7x	5.1x	4.6x

	Firm Value / EBIT (3)			P/E (4)			P/E / Growth (4,5)
Company	2002A	2003E	2004E	2002A	2003E	2004E	2002A	2003E	2004E
Apparel / Footwear
Ashworth, Inc.	9.6x	7.1x	N.A.	13.9x	10.4x	9.0x	73.9%	55.4%	47.9%
Nike, Inc.	13.3x	11.8x	10.9x	20.9x	16.6x	14.6x	144.1%	114.5%	100.5%
Reebok International Ltd.	7.6x	6.9x	6.0x	15.2x	13.5x	11.8x	109.9%	98.1%	85.4%
Russell Corporation	7.6x	6.8x	N.A.	11.3x	10.9x	9.7x	93.9%	90.6%	80.9%
Vans, Inc.	2.4x	8.8x	3.6x	12.0x	N.M	20.5x	59.9%	N.M	102.3%
V.F. Corporation	6.9x	6.7x	6.5x	11.7x	10.8x	10.0x	130.1%	119.6%	111.0%

Sporting Retailers
Alloy, Inc.	10.2x	8.3x	N.A.	13.7x	11.8x	10.2x	91.3%	78.5%	68.3%
Foot Locker, Inc.	5.5x	4.3x	N.A.	9.8x	7.7x	7.0x	75.2%	59.1%	53.9%
Pyramid (6)	6.4x	5.6x	5.1x	8.4x	8.3x	6.9x	N.A.	N.A.	N.A.

(1)                 As of 04/17/03

(2)                 Firm Value = Equity Value + Total Debt + Minority Interest - Cash

(3)                 Revenues, EBITDA and EBIT estimates based on research reports

(4)                 EPS estimates based on IBES estimates and research reports

(5)                 CAGR based on IBES estimates

(6)                 Source: Pyramid management

III. Pyramid Financial Analysis

Selected Public Companies Analysis - Operating Statistics (1)

($ in millions, except per share data)

	Revenues			EBITDA			EBITDA as a % of Revenues
Company	2002A	2003E	2004E	2002A	2003E	2004E	2002A	2003E	2004E
Apparel / Footwear
Ashworth, Inc.	$127.5	$146.3	N.A.	$14.0	$17.4	N.A.	11.0%	11.9%	N.A.
Nike, Inc.	9,893.0	10,531.5	11,236.7	1,344.5	1,458.2	1,558.6	13.6%	13.8%	13.9%
Reebok International Ltd.	3,127.9	3,344.3	3,495.8	251.3	274.8	310.9	8.0%	8.2%	8.9%
Russell Corporation	1,164.3	1,230.0	N.A.	149.6	160.9	N.A.	12.9%	13.1%	N.A.
Vans, Inc.	345.3	333.4	344.4	20.5	13.4	20.1	6.0%	4.0%	5.8%
V.F. Corporation	5,083.5	5,140.0	5294.2	760.2	768.3	794.2	15.0%	14.9%	15.0%

Sporting Retailers
Alloy, Inc.	$299.3	$372.1	N.A.	$31.9	$40.8	N.A.	10.7%	11.0%	N.A.
Foot Locker, Inc.	4,509.0	4,808.3	N.A.	416.0	491.4	N.A.	9.2%	10.2%	N.A.

Pyramid (2)	$156.4	$170. 5	$181.8	$19. 0	$21.6	$23. 6	12. 2%	12.7%	13. 0%

	EBIT			EBIT as a % of Revenues
Company	2002A	2003E	2004E	2002A	2003E	2004E
Apparel / Footwear
Ashworth, Inc.	$10.2	$13.6	N.A.	8.0%	9.3%	N.A.
Nike, Inc.	1,080.9	1,219.3%	1,317.9	10.9%	11.6%	11.7%
Reebok International Ltd.	219.3	240.6%	275.1	7.0%	7.2%	7.9%
Russell Corporation	104.6	116.9	N.A.	9.0%	9.5%	N.A.
Vans, Inc.	12.1	3.3%	8.1	3.5%	1.0%	2.4%
V.F. Corporation	650.5	668.3%	689.2	12.8%	13.0%	13.0%

Sporting Retailers
Alloy, Inc.	$22.6	$27.8	N.A.	7.6%	7.5%	N.A.
Foot Locker, Inc.	267.0	339.4	N.A.	5.9%	7.1%	N.A.

Pyramid (2)	$17.1	$19. 4	$21. 3	10. 9%	11. 4%	11.7%

	Net Income			NI as a % of Revenues
Company	2002A	2003E	2004E	2002A	2003E	2004E
Apparel / Footwear
Ashworth, Inc.	$5.8	$7.7	N.A.	4.5%	5.2%	N.A.
Nike, Inc.	681.3	744.6	834.9	6.9%	7.1%	7.4%
Reebok International Ltd.	135.4	160.6	184.4	4.3%	4.8%	5.3%
Russell Corporation	52.0	54.1	N.A.	4.5%	4.4%	N.A.
Vans, Inc.	6.9	1.2	5.3	2.0%	0.4%	1.5%
V.F. Corporation	373.9	399.3	417.4	7.4%	7.8%	7.9%

Sporting Retailers
Alloy, Inc.	$17.0	$20.5	23.6	5.7%	5.5%	N.A.
Foot Locker, Inc.	160.0	197.8	N.A.	3.5%	4.1%	N.A.

Pyramid (2)	$5. 6	$7. 0	$8. 4	3.6%	4.1%	4.6%

(1)                 Estimates based on research reports

(2)                 Source: Pyramid management

III. Pyramid Financial Analysis

Selected Precedent Transactions Analysis

All data in millions (unless otherwise stated)

						Enterprise Value Multiples
Announce Date	Target (Country) Acquiror (Country)	Curr.	% acq.	Equity Value	Enterprise Value (1)	LTM Revenues	LTM EBITDA	LTM EBIT
Feb-03	The Sports Authority Inc (US)	US$	100%	$222.3	$339.3	0.24x	4.8x	12.1x
	Gart Sports Co. (US)
Dec-02	Rawlings (US)	US$	100%	$77.7	$117.1	0.69x	12.3x	15.2x
	K2 Inc (US)
Feb-01	Oshmans Sporting Goods Inc. (US)	US$	100%	$102.5	$103.1	0.31x	5.2x	7.4x
	Gart Sports Co. (US)
Dec-99	Jostens Inc (US)	US$	94%	$847.1	$1,017.5	1.32x	8.2x	10.2x
	Investcorp / DB Capital Partners (BI)
Oct-99	Authentic Fitness Corp (US)	US$	100%	$432.7	$533.5	1.29x	6.9x	8.2x
	Warnaco Group Inc (US)

Summary Valuation Metrics
High	1.32x	12.3x	15.2x
Mean	0.77x	7.5x	10.6x
Median	0.69x	6.9x	10.2x
Low	0.24x	4.8x	7.4x

(1)    For 100% of the Target’s share capital (including net debt)

III. Pyramid Financial Analysis

Discounted Cash Flow Sensitivity Analysis (1)

•         Range of 2003-2007 compounded annual revenue growth projection (2): 4.5% - 7.4%

•         Range of EBITDA terminal multiples: 4.5x-5.5x

•         Range of discount rates: 11.0% - 13.0%

Implied Per Share Value
Terminal EBITDA Multiple: 4.5x
Revenue Growth (2)
Discount Rate	4.5%	5.5%	6.5%	7.4%
11. 0%	$4.56	$5.56	$6.60	$8.50
12. 0%	$4.26	$5.22	$6.22	$8.05
13. 0%	$3.97	$4.90	$5.85	$7.61

Implied Per Share Value
Terminal EBITDA Multiple: 5.0x
Revenue Growth (2)
Discount Rate	4.5%	5.5%	6.5%	7.4%
11. 0%	$5.10	$6.18	$7.30	$9.35
12. 0%	$4.78	$5.82	$6.89	$8.85
13. 0%	$4.47	$5.47	$6.50	$8.38

Implied Per Share Value
Terminal EBITDA Multiple: 5.5x
Revenue Growth (2)
Discount Rate	4.5%	5.5%	6.5%	7.4%
11. 0%	$5.64	$6.81	$8.01	$10.19
12. 0%	$5.29	$6.41	$7.56	$9.66
13. 0%	$4.96	$6.03	$7.14	$9.15

(1)    Based on Pyramid management projections and sensitivities based on management guidance

(2)    Represents 2003-2007 straight line compounded annual revenue growth projection for Uniforms and Accessories and Camps and Events. 7.4% compounded annual revenue growth rate case based on management projections - Uniforms and Accessories growth of 7.4%, 7.2%, 7.5%, 7.5% and 7.5% for 2003-2007 respectively; Camps and Events growth of 9.1%, 7.0%, 7.0%, 7.0% and 7.0% for 2003-2007 respectively

III. Pyramid Financial Analysis

Discounted Cash Flow Analysis
(Assumes 2003-2007 revenue growth projection of 7.4% for Uniforms and Accessories and Camps and Events.
Range of relevant growth projections for sensitivity purposes is 4.5% - 7.4%)

	Projected (1)					Perpetuity Year
Fiscal Year Ending December 31,	2003	2004	2005	2006	2007	2008
Sales	$170.5	$183.8	$199.0	$216.8	$234.0	$252.7
% Growth	9.0%	7.8%	8.3%	8.9%	8.0%	8.0%
EBITDA	21.6	24.4	28.0	32.5	36.0	38.8
% Margin	12.7%	13.3%	14.1%	15.0%	15.4%	15.4%
% Growth	13.7%	12.8%	14.7%	16.2%	10.7%	8.0%
Depreciation and Amortization	2.2	2.2	2.2	2.2	2.2	2.2
EBIT	19.4	22.1	25.7	30.3	33.7	36.6
% Margin	11.4%	12.0%	12.9%	14.0%	14.4%	14.5%
Taxes @ 39.0%	7.6	8.6	10.0	11.8	13.2	14.3
Tax-Effected EBIT	11.8	13.5	15.7	18.5	20.6	22.3
One-Time Costs (After-Tax)	—	—	—	—	—	—
Depreciation and Amortization	2.2	2.2	2.2	2.2	2.2	2.2
Changes in Working Capital	(0.2)	(1.0)	0.1	0.5	(0.8)	(0.8)
Capital Expenditure	(1.8)	(1.8)	(1.8)	(1.8)	(1.8)	(1.8)
Free Cash Flow	$12.1	$12.9	$16.2	$19.4	$20.2	$22.0

	Illustrative EBITDA Multiples
	Illustrative Discount Rates
	4.5x			5.0x			5.5x
	11.0%	12.0%	13.0%	11.0%	12.0%	13.0%	11.0%	12.0%	13.0%
PV of Free Cash Flow (2)	$57.9	$56.3	$54.8	$57.9	$56.3	$54.8	$57.9	$56.3	$54.8
PV of Terminal Value (2)	96.0	91.8	87.8	106.7	102.0	97.6	117.4	112.2	107.3
Total Enterprise Value (2)	$153.9	$148.1	$142.6	$164.6	$158.4	$152.4	$175.3	$168.6	$162.2

Total Enterprise Value	$153.9	$148.1	$142.6	$164.6	$158.4	$152.4	$175.3	$168.6	$162.2
Less: Total Debt	(66.0)	(66.0)	(66.0)	(66.0)	(66.0)	(66.0)	(66.0)	(66.0)	(66.0)
Less: Accrued Interest	(3.4)	(3.4)	(3.4)	(3.4)	(3.4)	(3.4)	(3.4)	(3.4)	(3.4)
Less: Average Borrowings (3)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)
Plus: Cash	18.8	18.8	18.8	18.8	18.8	18.8	18.8	18.8	18.8
Plus: Option Proceeds	7.3	7.3	7.3	7.3	7.3	7.3	7.3	7.3	7.3
Implied Equity Value	$107.7	$101.9	$96.4	$118.3	$112.1	$106.1	$129.0	$122.3	$115.9
Total Diluted Shares	12.7	12.7	12.7	12.7	12.7	12.7	12.7	12.7	12.7
Diluted Price Per Share	$8.50	$8.05	$7.61	$9.35	$8.85	$8.38	$10.19	$9.66	$9.15

(1)    Based on Pyramid management projections

(2)    Present values calculated assuming a December 31st close

(3)    Represents Pyramid management estimate of average annual working capital funding

III. Pyramid Financial Analysis

Selected Premium Paid Analysis

Pyramid Current Stock Price (4/17/03)	$4.60
Pyramid Stock Price — One Week Prior	$4.56
Pyramid Stock Price — 4 Weeks Prior	$4.52

	Premiums to Closing Price
	Average One Week Prior	Average Four Weeks Prior
Selected Completed Transactions between $100m-$200m of Total Enterprise Value (1)(2)	37.0%	28.1%
Implied Value of Transactions per Pyramid Share (1)(2)	$ 6.25	$ 5.79
Selected Cash Transactions between $100m-$200m of Total Enterprise Value (3)	29.6%	46.3%
Implied Value of Transactions per Pyramid Share (3)	$ 5.91	$ 6.61

Merger Consideration	$6.57
Implied Premium to Current Pyramid Stock Price (4)	42.8%
Implied Premium to Pyramid Stock Price — One Week Prior (4)	44.1%
Implied Premium to Pyramid Stock Price — Four Weeks Prior (4)	45.4%

(1)    Completed transactions exclude transactions involving technology, telecom and financial institution companies

(2)    Source: Mergerstat.  Based on 107 transactions since 2000

(3)    Source:  Mergerstat.  Based on 45 transactions since 2000

(4)    Based on closing stock prices as of April 17, 2003

Appendix

Appendix A: Weighted Average Cost of Capital

Selected Companies (1)	Levered Beta (2)	Marginal Tax Rate (3)	Net Debt to Equity (4)	Unlevered Beta (5)	Levered Return	Unlevered Return (6)
Alloy, Inc.	0.91	38.0%	(0.01)	0.91	10.7%	10.7%
Ashworth, Inc.	0.70	38.0%	0.24	0.61	9.2%	8.5%
Foot Locker, Inc.	0.91	38.0%	0.00	0.91	10.7%	10.7%
Nike, Inc.	0.96	38.0%	0.03	0.94	11.1%	10.9%
Reebok International Ltd.	0.90	38.0%	(0.13)	0.98	10.6%	11.2%
Russell Corporation	0.61	38.0%	0.36	0.50	8.5%	7.7%
V.F. Corporation	1.39	38.0%	0.05	1.35	14.3%	14.0%

Mean		38.0%	0.08	0.89	10.7%	10.5%
Median		38.0%	0.03	0.91	10.7%	10.7%

Capital Structures
Net Debt/	Net Debt/		Levered Cost of Equity at Various Unlevered Beta and Capital Structures (7)
Capitalization	Equity		0.69	0.79	0.89	0.99	1.09
15.0%	0.18	x	12.9%	13.7%	14.6%	15.4%	16.2%
25.0%	0.33		13.4%	14.3%	15.2%	16.1%	17.0%
35.0%	0.54		14.1%	15.0%	16.0%	17.0%	18.0%
45.0%	0.82		14.9%	16.1%	17.2%	18.3%	19.4%
55.0%	1.22		16.2%	17.5%	18.8%	20.1%	21.4%
65.0%	1.86		18.2%	19.8%	21.4%	23.0%	24.6%

Capital Structures
Net Debt/	Net Debt/		Est. Cost	WACC at Various Unlevered Beta and Capital Structures (8)
Capitalization	Equity		of Debt	0.69	0.79	0.89	0.99	1.09
15.0%	0.18	x	6.5%	11.6%	12.3%	13.0%	13.7%	14.4%
25.0%	0.33		7.0%	11.1%	11.8%	12.5%	13.2%	13.8%
35.0%	0.54		7.5%	10.8%	11.4%	12.0%	12.7%	13.3%
45.0%	0.82		8.0%	10.4%	11.1%	11.7%	12.3%	12.9%
55.0%	1.22		8.5%	10.2%	10.8%	11.4%	11.9%	12.5%
65.0%	1.86		9.0%	10.0%	10.6%	11.1%	11.7%	12.2%

Macroeconomic Assumptions

Size Premium (9)	3.30%

10 Year Government Bond Yield at 4/17/03 (10)	3.98%
Historical Risk Premium	7.40%
Estimated Future Market Return	11.38%

(1)    Excludes Vans as statistics are not meaningful

(2)    Predicted Beta Source: Adjusted Beta from Bloomberg (4/17/03)

(3)    Standard U.S. tax rate is 38%

(4)    Book Value of Net Debt to Market Value of Equity.

(5)    Unlevered Beta equals (Levered Beta/(1 + ((1 - Tax Rate) * Debt/Equity)).  Assumes Beta of debt equals zero.

(6)    Unlevered Return equals (Estimated Future Risk Free Rate + (Unlevered Beta * Risk Premium)).

(7)    Levered Cost of Equity equals (Estimated Future Risk Free Rate + (Levered Beta * Risk Premium)).

(8)    WACC equals ((Net Debt/Capitalization * (Cost of Debt * (1 - Tax Rate))) + (Equity/Capitalization * Levered Cost of Equity)).

(9)    Source: Ibbotson Associates, 2002

(10) Source: Bloomberg as of 4/17/03